                                                                     Exhibit 4.3

                              ROME BANCORP, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE



THIS CERTIFIES THAT



is the owner of



                    FULLY PAID AND NONASSESSABLE SHARES OF
                  COMMON STOCK, $.01 PAR VALUE PER SHARE, OF

                              ROME BANCORP, INC.

(the "Corporation"), a corporation formed under the laws of the State of Delaware. The shares represented by this Certificate are transferrable only on the stock transfer books of the Corporation by the holder of record hereof, or by his or her duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar. The shares represented by this Certificate are not insured by the Federal Deposit Insurance Corporation or by any other government agency.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.



Dated:


By:                                 By:

          ______________________             __________________________
          Corporate Secretary                President and Chief
                                               Executive Officer

                                  RESTRICTION
                   [Note: to be used only on certain shares]

     The shares, or any interest therein, represented by this Certificate may not be sold or otherwise disposed of, directly or indirectly, by the registered holder hereof for a period of one year from the date of issuance hereof, except in the event of the death or judicial declaration of incompetency of the registered holder.

                              Rome Bancorp, Inc.

     The shares represented by this Certificate are issued subject to all the provisions of the Certificate of Incorporation and By-Laws of ROME Bancorp, Inc. (the "Corporation") as from time to time amended (copies of which are on file at the principal office of the Corporation), to all of which the holder by acceptance hereof assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Certificate of Incorporation.

     The Certificate of Incorporation of the Corporation contains certain provisions, applicable upon the effective date of the conversion of The Rome Savings Bank (the "Bank") from a New York mutual savings bank to a New York stock savings bank and the concurrent acquisition by the Corporation of all of the outstanding capital stock of the Bank, that restrict persons from directly or indirectly acquiring or holding, or attempting to acquire or hold, the beneficial ownership of, in excess of 10% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"). The Certificate of Incorporation contains a provision pursuant to which the holders of shares in excess of 10% of the Voting Stock of the Corporation are limited to one hundredth (1/100) of one vote per share with respect to such shares in excess of the 10% limitation. In addition, the Corporation is authorized to refuse to recognize a transfer or attempted transfer of any shares of Voting Stock to any person who beneficially owns, or who the Corporation believes would become by virtue of such transfer the beneficial owner of, in excess of 10% of the Voting Stock. These restrictions are not applicable to underwriters in connection with a public offering of the common stock, certain reorganization transactions described in the Certificate of Incorporation or to acquisitions of Voting Stock by the Corporation, any majority-owned subsidiary of the Corporation, or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of the employees of the Corporation and for any subsidiary, or any trust or custodial arrangement established in connection with any such plan.

     The Certificate of Incorporation of the Corporation contains provisions providing that the affirmative vote of the holders of at least 80% of the Voting Stock of the Corporation may be required to approve certain business combinations and other transactions with persons who directly or indirectly acquire or hold the beneficial ownership of in excess of 10% of the Voting Stock of the Corporation.

     The Corporation will furnish to any shareholder upon written request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to its transfer agent and registrar.

                           _________________________

     The following abbreviations when used in the inscription on the face of this Certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common                                     UNIF GIFT MIN ACT..................Custodian...........
TEN ENT  -  as tenants by the  entireties                                                     (Cust)                (Minor)
JT TEN   -  as joint tenants with right of survivorship              under Uniform Gifts to Minors Act......................
            and not as tenants in common                                                                            (State)

    Additional abbreviations may also be used though not in the above list

  For value received, ___________________________________________________hereby sell(s), assign(s) and transfer(s) unto ________________________________________
__________________________________shares of Common Stock evidenced by this Certificate, and do(es) hereby irrevocably constitute(s) and appoint(s) ________ _______________________________as Attorney, to transfer the said shares on the books of the herein named Corporation, with full power of substitution.

Date: ___________________________
                                        Signature  _____________________________

                                        Signature  _____________________________

                                        NOTICE:   The signature to this
                                                  assignment must correspond
                                                  with the name as written upon
                                                  the face of the Certificate,
                                                  in every particular, without
                                                  alteration or enlargement, or
                                                  any change whatsoever.